Exhibit 10.26

[CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF
THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
FILED WITH THE COMMISSION]

AMENDMENT
TO
REGIONAL JET SERVICES AGREEMENT

AMENDMENT TO REGIONAL JET SERVICES AGREEMENT (this “Amendment”) dated as of April 15, 2005 by and among MAIR Holdings, Inc., a Minnesota corporation (“MAIR”), Mesaba Aviation, Inc., a Minnesota corporation (“Mesaba”), and Northwest Airlines, Inc., a Minnesota corporation (“Northwest”).

WITNESSETH:

WHEREAS, Mesaba, MAIR and Northwest have entered into the Regional Jet Services Agreement dated as of the 25th day of October, 1996 (as amended to date, the “Agreement”); and

WHEREAS, Mesaba, MAIR and Northwest desire to amend the Agreement with respect to on-time incentives, decommissioned aircraft and audit timing and requests.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MAIR, Mesaba and Northwest do hereby agree as follows:

1.                                       Amendment to Section 2.06.  Section 2.06 of the Agreement is amended effective retroactively as of July 1, 2003 to read in its entirety as follows:

“Section 2.06  Minimum On-Time Reliability.  Mesaba shall achieve a *** percent (***%) on-time arrival factor (“On-Time Factor”) for all Scheduled Flights operated by Mesaba during each Performance Period.  An arrival will be considered on-time if it arrives not later than *** after its published, scheduled arrival time.  All Scheduled Flights that arrive *** later than their published, scheduled arrival time will not be considered on-time, regardless of the reason for the delay.  All Scheduled Flights will be included in this calculation, except for those Scheduled Flights operated on days when Northwest and Mesaba mutually agree that Mesaba’s on-time performance was significantly degraded by Northwest’s implementation of an Irregular Operating Procedures Program.  Upon mutual agreement between Northwest’s Vice President of System Operations Control and Mesaba, all Scheduled Flights operated on days with such extraordinary events will be excluded from the calculation of Mesaba’s On-Time Factor.  If Northwest and Mesaba are unable to reach agreement on the exclusion of certain days, then all Scheduled Flights operated on such days will be included in the calculation of Mesaba’s On-Time Factor.”

2.                                       Amendment to Section 4.03(b).  Section 4.03(b) of the Agreement is amended effective retroactively as of July 1, 2003 to read in its entirety as follows:

“(b)                           On-Time Factor.  If Mesaba’s On-Time Factor (calculated in accordance with Section 2.06) is less than ***% for a Performance Period, Northwest shall receive from Mesaba

$*** per enplaned revenue passenger during the applicable Performance Period.  If Mesaba’s On-Time Factor is equal to or greater than ***% for a Performance Period, Northwest shall pay to Mesaba $*** per enplaned revenue passenger during the applicable Performance Period.  The parties acknowledge and agree that the foregoing performance levels are based on Northwest’s internal on-time goal of ***%.  In the event Northwest’s on-time goal changes from ***%, the on-time performance levels that determine minimum reliability (in Section 2.06), and penalty and bonus levels (in this Section 4.03(b)) will be modified to correspond to the change made by Northwest.  Northwest and Mesaba will meet and confer on all components of on-time metrics on an as-needed basis.”

3.                                       Amendment to Section 6.04.  Section 6.04 of the Agreement is amended effective retroactively as of January 1, 2005 by adding the following sentence to the end of the section:

“If any Aircraft covered hereby is to be permanently decommissioned, sold to a third party, returned to a lessor or delivered to a subsequent lessor, prior to surrendering possession of the Aircraft, Mesaba shall first have painted over the areas of the outside of the Aircraft that would indicate affiliation with Northwest, which shall include the entire vertical stabilizer of the Aircraft and any areas of the wings or fuselage that would have any Northwest Identification, trade names, service marks, and/or trademarks, such as “NWA,” “Northwest Airlines,” “Northwest Airlink,” etc.”

4.                                       Amendment to Section 5.01.  As a corporation subject to the Sarbanes-Oxley Act of 2002, MAIR and its subsidiaries are required to implement and maintain a system of internal control over financial reporting (“ICFR”), which will be audited by MAIR’s independent registered public accounting firm.  As part of its ICFR program, MAIR and its subsidiaries are testing and refining a variety of financial controls intended to prevent or detect, on a timely basis, the occurrence of material misstatements of its financial statements.  In order to allow MAIR to report revenues and expenses with respect to the Agreement on a timely basis, Section 5.01 of the Agreement is amended effective March 1, 2005 to read in its entirety as follows:

“Section 5.01  Audits.  Upon the reasonable prior written request by Northwest,  Mesaba shall make its books and records with respect to this Agreement for the preceding twelve (12) months available for audit.  Northwest shall also be entitled to make copies and notes of such information as it deems necessary and to discuss such records and the finances and accounts of Mesaba with its Chief Financial Officer or other employee or agent of Mesaba knowledgeable about such records.  Northwest shall give not less than fifteen (15) days written notice to Mesaba of its intention to audit Mesaba’s books and records, including a request list of the books and records that are to be made available.  Northwest shall have ninety (90) days to complete the audit of such books and records.  If the audit has not been completed within the time period described above, Northwest forever waives its audit rights for the relevant period.  Northwest and Mesaba agree that all payments or reimbursements from one party to the other resulting from any audit conducted under this Agreement shall relate only to services, goods or payments to be performed, provided, or made during the period under audit.  For the avoidance of doubt and notwithstanding the foregoing, nothing in this Section 5.01 shall preclude Northwest from bringing a breach of contract claim against Mesaba with respect to matters discovered in an audit or otherwise (even if such matter(s) relates to a period previously audited or no longer subject to audit).”

5.                                       Miscellaneous.  All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Agreement.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterpart when executed and delivered shall be original, and all of which shall together constitute one and the same instrument.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Minnesota.  From and after the date hereof, all references in the Agreement to the Agreement shall be deemed to be references to the Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first set forth above.

MAIR HOLDINGS, INC.

By:	/s/ Paul F. Foley
Paul F. Foley
President and Chief Executive Officer

MESABA AVIATION, INC.

By:	/s/ John G. Spanjers
John G. Spanjers
President and Chief Operating Officer

NORTHWEST AIRLINES, INC.

By:	/s/ J. Timothy Griffin
J. Timothy Griffin
Executive Vice President, Marketing